N-SAR Exhibit: Sub-item 77I
Legg Mason Global Asset Management Trust
Miller Income Opportunity Trust


In connection with the terms of the offering of Class A, Class A2, Class C, Class FI, Class R, Class I and Class IS Shares of Miller Income Opportunity Trust (the "Fund"), Registrant incorporates by reference, the Fund's prospectus, Statement of Additional Information, Management Agreement and Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485(b)of the Securities Act of 1933, on post-effective Amendment No. 74 to Form N-1A, on February 26, 2014 (Accession No. 0001193125-14-070086).




N-SAR Exhibit: Sub-item 77I
Legg Mason Global Asset Management Trust
Miller Income Opportunity Trust

Effective as of March 28, 2014, the text of the applicable information in the section titled "Fees and expenses of the fund" in the fund's Summary Prospectus and Prospectus is hereby amended and restated pursuant to Rule 497 prospectus supplement filing, March 28, 2014, Accession Number 00011193125-14-120731.